Exhibit 4(c)
SUPPLEMENTAL INDENTURE NO. 2
     Supplemental Indenture No. 2 (this “Supplemental Indenture No. 2”), dated as of July 28, 2004, by and among Oxford Industries, Inc., a Georgia corporation (the “Company”), the Company’s subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s subsidiaries listed on Schedule B hereto (collectively, the “Existing Guarantors”), and SunTrust Bank, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture, dated as of May 16, 2003 (the “Original Indenture”), as supplemented by a supplemental indenture, dated as of June 13, 2003 (the “Supplemental Indenture No. 1,” and together with the Original Indenture, the “Indenture”), providing for the issuance of 8 7/8% Senior Notes due 2011 (the “Securities”);
     WHEREAS, the Indenture provides that, without the consent of any Holders, the Company and the Existing Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into indentures supplemental thereto or agreements or other instruments with respect to any Guarantee, in form and substance satisfactory to the Trustee, for the purpose of adding a Guarantor;
     WHEREAS, each New Guarantor wishes to guarantee the Securities pursuant to the Indenture;
     WHEREAS, pursuant to the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Supplemental Indenture No. 2 for the purposes stated herein; and
     WHEREAS, all things necessary have been done to make this Supplemental Indenture No. 2, when executed and delivered by the Company, the Existing Guarantors, and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors, and each New Guarantor, in accordance with its terms.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
     (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (2) Guarantee. Each New Guarantor hereby agrees to guarantee the Indenture and the Securities related thereto pursuant to the terms and conditions of Article Thirteen of the Indenture, such Article Thirteen being incorporated by reference herein as if set forth at length herein (each such guarantee, a “Guarantee”) and such New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto.
     (3) Governing Law. THIS SUPPLEMENTAL INDENTURE NO. 2 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF

NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.
     (4) Counterparts. The parties may sign any number of copies of this Supplemental Indenture No. 2. Each signed copy shall be an original, but all of them together represent the same agreement.
     (5) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
     (6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture No. 2 or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the New Guarantors and the Existing Guarantors.
[Signature page to follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed and attested, all as of the date first above written.
     Dated: July 28, 2004

OXFORD INDUSTRIES, INC.
By:	/s/ J. Reese Lanier, Jr.
Name:	J. Reese Lanier, Jr.
Title:	Vice President and Treasurer

EACH GUARANTOR LISTED ON SCHEDULE A HERETO
By:	/s/ J. Reese Lanier, Jr.
Name:	J. Reese Lanier, Jr.
Title:	Vice President and Treasurer

EACH GUARANTOR LISTED ON SCHEDULE B HERETO
By:	/s/ J. Reese Lanier, Jr.
Name:	J. Reese Lanier, Jr.
Title:	Vice President and Treasurer

SUNTRUST BANK, as Trustee
By:	/s/ Muriel Shaw
Authorized Signatory

Schedule A
New Guarantors
TOMMY BAHAMA CHARLESTON, LLC
TOMMY BAHAMA WOODLANDS, LLC
TOMMY BAHAMA ATLANTIC CITY, LLC
TOMMY BAHAMA LV FORUM, LLC
TOMMY BAHAMA MISSION VIEJO, LLC
TOMMY BAHAMA PALM BEACH GARDENS, LLC
TOMMY BAHAMA PHIPPS PLAZA, LLC
TOMMY BAHAMA SOUTH PARK NC, LLC
TOMMY BAHAMA TROY, LLC
TOMMY BAHAMA TYSONS GALLERIA, LLC
INDIGO PALM FASHION ISLAND LLC
INDIGO PALMS SANTANA ROW, LLC
INDIGO PALMS LV FORUM LLC

Schedule B
Existing Guarantors
LIONSHEAD CLOTHING COMPANY
MERONA INDUSTRIES, INC.
OXFORD CARIBBEAN, INC.
OXFORD CLOTHING CORPORATION
OXFORD GARMENT, INC.
OXFORD INTERNATIONAL, INC.
OXFORD OF SOUTH CAROLINA, INC.
VIEWPOINT INTERNATIONAL, INC.
TOMMY BAHAMA ALA MOANA LLC
TOMMY BAHAMA BILTMORE, LLC
TOMMY BAHAMA BIRMINGHAM, LLC
TOMMY BAHAMA BOCA RATON, LLC
TOMMY BAHAMA CAFE EMPORIUM, LLC
TOMMY BAHAMA CHERRY CREEK, LLC
TOMMY BAHAMA CHICAGO, LLC
TOMMY BAHAMA CORAL GABLES, LLC
TOMMY BAHAMA FARMERS MARKET, LLC
TOMMY BAHAMA KANSAS CITY, LLC
TOMMY BAHAMA LA JOLLA, LLC
TOMMY BAHAMA LAS OLAS LLC
TOMMY BAHAMA LAS VEGAS, LLC
TOMMY BAHAMA LAS VEGAS FASHION SHOW, LLC
TOMMY BAHAMA MANHATTAN VILLAGE, LLC
TOMMY BAHAMA MAUNA LANI, LLC
TOMMY BAHAMA MYRTLE BEACH, LLC
TOMMY BAHAMA NEWPORT BEACH LLC
TOMMY BAHAMA NORTH SCOTTSDALE, LLC
TOMMY BAHAMA ORLANDO, LLC
TOMMY BAHAMA PALM DESERT, LLC
TOMMY BAHAMA PALO ALTO, LLC
TOMMY BAHAMA PASADENA, LLC

TOMMY BAHAMA PRIMM, LLC
TOMMY BAHAMA SAN DIEGO FASHION VALLEY, LLC
TOMMY BAHAMA SAN JOSE, LLC
TOMMY BAHAMA SARASOTA, LLC
TOMMY BAHAMA ST. AUGUSTINE, LLC
TOMMY BAHAMA TAMPA, LLC
TOMMY BAHAMA TUCSON, LLC
TOMMY BAHAMA WAILEA, LLC
TOMMY BAHAMA WALNUT CREEK, LLC
TOMMY BAHAMA WEST PALM, LLC
TOMMY BAHAMA WHALERS VILLAGE, LLC
TOMMY BAHAMA WOODBURY COMMON, LLC
TOMMY BAHAMA R&R HOLDINGS, INC.
TOMMY BAHAMA R&R TEXAS, INC.
TOMMY BAHAMA AUSTIN, L.P.
TOMMY BAHAMA DALLAS, L.P.
PIEDMONT APPAREL CORPORATION